Exhibit 99.1

FOR IMMEDIATE RELEASE

Berkeley Heights, NJ

January 22, 2016

Authentidate Holding Corp. Announces Reverse Stock Split

Common stock will begin trading on a split-adjusted basis on January 25, 2016

Stockholders also Approve Amendment to Certificate of Incorporation to Preserve Tax Benefits

Berkeley Heights, N.J. – January 22, 2016 – Authentidate Holding Corp. (Nasdaq: ADAT) today announced a 1-for-9 reverse split of its common stock. The reverse stock split will become effective at 5:00 p.m. Eastern Time today, January 22, 2016 and Authentidate’s common stock will begin trading on The NASDAQ Capital Market on a split-adjusted basis when the market opens on January 25, 2016.

The company’s board of directors will monitor market developments impacting its common stock and will consider a forward stock split in the future if circumstances warrant. The purpose of the reverse stock split is to ensure that the price of Authentidate’s common stock is increased to a level necessary for the company to meet the initial listing application criteria of NASDAQ. In accordance with these listing standards, we are required to have a minimum bid price of our common stock of at least $4.00 upon the completion of our pending transaction with Peachstate Health Management, LLC d/b/a AEON Clinical Laboratories (“AEON”). As described in our definitive proxy statement dated December 10, 2015, the failure to satisfy such minimum bid price requirements would subject the company to delisting from the NASDAQ Stock Market. There can be no assurance that the reverse stock split will have the desired effect of sufficiently raising the closing bid price of Authentidate’s common stock or that the NASDAQ Stock Market will otherwise approve the initial listing application.

The reverse stock split was approved by Authentidate’s stockholders at a special meeting held on January 20, 2016 and the board of directors was authorized to implement a reverse stock split and determine the ratio of the split within a range of not less than 1-for-2 or greater than 1-for-10. Thereafter, the board of directors determined to fix the ratio for the reverse stock split at 1-for-9. The common stock will continue to be reported on the NASDAQ Capital Market under the symbol “ADAT,” and the new CUSIP number for the company’s common stock following the reverse stock split is 052666302.

At this special meeting of stockholders, the company’s stockholders also approved an amendment to the certificate of incorporation to restrict certain transfers of our common stock that could result in an ownership change under Section 382 of the Internal Revenue Code and, therefore, materially inhibit the company’s ability to utilize its net operating losses under federal tax laws. As a result, the company’s shares of common stock will be subject to transfer restrictions such that holders of common stock are restricted from attempting to transfer shares of common stock to the extent that such transfer would either create or result in an individual or entity becoming a 4.9-percent shareholder of the common stock for purposes of Section 382 of the Internal Revenue Code of 1986, or increase the stock ownership percentage of any existing 4.9 percent shareholder.

At the effective time of the reverse stock split, every nine shares of Authentidate’s issued and outstanding common stock will be converted automatically into one issued and outstanding share of common stock, without any change in the par value per share. The reverse stock split will reduce the number of shares of Authentidate’s common stock outstanding as of the record date for the stockholders meeting from approximately 42.8 million to approximately 4.75 million. In addition, the reverse stock split will effect a proportionate adjustment to the per share exercise price and the number of shares issuable upon the exercise or settlement of all outstanding options and warrants to purchase or acquire shares of Authentidate’s common stock, and the number of shares reserved for issuance pursuant to Authentidate’s existing equity incentive compensation plans were reduced proportionately. The reverse split will also result in a proportionate adjustment to the conversion price and number of shares of common stock issuable upon the conversion of all outstanding shares of convertible preferred stock and underlying all outstanding convertible debt instruments. The number of authorized shares of the company’s common stock will not be affected by the reverse stock split.

No fractional shares will be issued as a result of the reverse stock split, and stockholders who otherwise would be entitled to a fractional share will receive, in lieu thereof, a cash payment based on the average closing sale price of shares of our common stock for the ten trading days immediately prior to the effective time of the reverse stock split as officially reported by NASDAQ. Authentidate’s transfer agent, Continental Stock Transfer & Trust Company, will provide instructions to stockholders of record regarding the process for exchanging shares.

Additional information regarding the reverse stock split and the transfer restrictions can be found in Authentidate’s definitive proxy statement filed with the Securities and Exchange Commission on December 10, 2015, copies of which are available at www.sec.gov or at www.authentidate.com under the SEC filings tab located on the Investor Relations page.

About Authentidate Holding Corp.

Authentidate Holding Corp. is a provider of secure web-based revenue cycle management applications and telehealth products and services that enable healthcare organizations to coordinate care for patients and enhance related administrative and clinical workflows. Authentidate’s products and services enable healthcare organizations to increase revenues, reduce costs and enhance patient care by eliminating paper and manual work steps from clinical and administrative processes. Authentidate’s telehealth solutions combine patient vital signs monitoring with a web application that streamlines patient care management. Delivered as Software as a Service (SaaS), customers only require an Internet connection and web browser to access our web-based applications thereby utilizing previous investments in systems and technology. The company’s healthcare customers and users include leading homecare companies, health systems, physician groups and governmental entities. These organizations utilize the company’s products and services to coordinate care for patients outside of acute-care.

Authentidate, Inscrybe and InscrybeMD are registered trademarks of Authentidate Holding Corp. All other trade names are the property of their respective owners.

For more information, visit the company’s website at www.authentidate.com

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the company’s ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the company or any other person that the objectives and plans of the company will be achieved.

Authentidate Contacts:

James Carbonara, Hayden IR,

james@haydenir.com or (646) 755-7412

Brett Maas, Hayden IR,

Brett@haydenir.com or (646) 536-7331